[LETTERHEAD OF McGLADREY & PULLEN, LLP]

September 6, 2000

Jeff R. Harcourt
Chief Financial Officer
Frontier Adjusters of America, Inc.
45 Monterey Way
Phoenix, AZ 85012

Dear Mr. Harcourt:

This is to confirm that the client-auditor relationship between Frontier Adjusters of America, Inc. (Commission File Number 1-12902), and McGladrey & Pullen, LLP has ceased.

Sincerely,

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, DC 20549